Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

November 6, 2020

To:	Health Assurance Acquisition Corp. 20 University Road Cambridge, MA 02138

Re:	Health Assurance Acquisition Corp. Registration Statement on Form S-1

We are issuing this opinion in our capacity as special counsel to Health Assurance Acquisition Corp. (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2020 (the “Registration Statement”) of 57,500,000 SAILSM (Stakeholder Aligned Initial Listing) securities of the Company, including the underwriter’s over-allotment option to purchase an additional 7,500,000 SAILSM securities (collectively, the “SAILSM securities”), with each SAILSM security consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company and one-fourth of one warrant of the Company to purchase one share of Common Stock (the “Warrants”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including:

(i)	the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Morgan Stanley & Co. LLC (the “Underwriter”), relating to the sale by the Company to the Underwriter of the SAILSM securities, filed as Exhibit 1.1 to the Registration Statement;

(ii)	the form of Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the sale of any SAILSM securities, filed as Exhibit 3.2 to the Registration Statement (the “Charter”);

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Health Assurance Acquisition Corp.
November 6, 2020

(iii)	the form of SAILSM securities certificate, filed as Exhibit 4.1 to the Registration Statement;

(iv)	the form of Common Stock certificate, filed as Exhibit 4.2 to the Registration Statement;

(v)	the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(vi)	the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”);

(vii)	the corporate and organizational documents of the Company;

(viii)	the minutes and records of the corporate proceedings of the Company with respect to the issuance of the SAILSM securities; and

(ix)	the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion:

(1)               When the SAILSM securities are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the SAILSM securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

(2)               The shares of Common Stock included in the SAILSM securities, or issuable upon the exercise or redemption of the Warrants in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable when, as and if (i) the SAILSM securities are delivered to and paid for by the Underwriter in accordance with the Underwriting Agreement, (ii) the Registration Statement shall have become effective pursuant to the provisions of the Act, (iii) a prospectus with respect to the Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) appropriate certificates representing the shares of Common Stock are duly executed, countersigned by the Company’s transfer agent/registrar, registered and delivered against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

Health Assurance Acquisition Corp.
November 6, 2020

(3)               When the SAILSM securities are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such SAILSM securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York and the General Corporation Law of the State of Delaware (under which the Company is incorporated).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

In addition, in providing the opinions herein, we have relied, with respect to matters related to the Company’s existence, upon the certificates of officials of the Company, public officials, and others as we have deemed appropriate.

Health Assurance Acquisition Corp.
November 6, 2020

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the SAILSM securities and the Warrants and shares of Common Stock included in the SAILSM securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Opinion” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP